                                                                     EXHIBIT (b)


THE INTERESTS OF THIS LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE IOWA UNIFORM SECURITIES ACT CHAPTER 502 OF THE IOWA CODE. INTERESTS HAVE BEEN AND WILL BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT THE WRITTEN CONSENT OF THE GENERAL PARTNER, AND EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH INTERESTS UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND THE APPROPRIATE STATE SECURITIES LAWS (UNLESS EXEMPT THEREFROM), OR AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER THAT ANY SUCH TRANSACTION WILL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                             ARTICLES AND AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                                       OF

                        T. J. BERTHEL INVESTMENT, L. P.,
                          AN IOWA LIMITED PARTNERSHIP



                 THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") of T.
J. BERTHEL INVESTMENT, L. P., an Iowa limited partnership, dated June 30, 1992, is made by and among T. J. BERTHEL ENTERPRISES, INC., an Iowa corporation, and each of those persons who shall become Limited Partners as hereinafter set forth.


                                   ARTICLE I

                                  DEFINITIONS

          1.1 "Partnership" shall refer to T. J. BERTHEL INVESTMENT, L. P., an Iowa limited partnership.

          1.2    "General Partner" shall refer to T. J. Berthel Enterprises,
Inc.

          1.3    "Shares" shall mean the common stock of Intellicall, Inc.

          1.4 "Capital Contribution" shall mean the total value, whether cash or Shares (with Shares valued based on Market Value), contributed by a Partner to the Partnership for his, her or its interest in the Partnership.

          1.5 "Interest" shall mean the respective interests of the Limited Partners in the Partnership.

          1.6 "Market Value" shall mean the closing price for Shares on the day of contribution of Shares to the Partnership by a Limited Partner, provided the New York Stock Exchange is open on the day of contribution and Shares are traded on that day. If the New York Stock Exchange is not open on that day or if Shares are not traded on that day, then such Shares shall be valued at the closing price on the most recent day that the New York Stock Exchange was open and Shares were traded. For purposes of the Initial Closing (see Section 2.10(a)), the Market Value of Shares shall be Three and seven-eighths Dollars ($3 7/8).

          1.7 "Limited Partners" shall mean all of the Limited Partners of the Partnership, and "Limited Partner" shall mean any one of the Limited Partners of the Partnership.

          1.8 "Partners" shall mean all of the Limited Partners and the General Partner of the Partnership.

          1.9 "Outside Limited Partner" shall mean a Limited Partner who is not an officer or director of the General Partner or affiliate of the General Partner.


                                   ARTICLE II

                                   FORMATION

          2.1 Formation of Limited Partnership. The General Partner and the Limited Partners hereby form a limited partnership (the "Partnership") under the provisions of the Iowa Limited Partnership Act Chapter 545 Iowa Code, as amended and as in effect from time to time, and the rights and liabilities of the Partners shall be as provided in that Act, except as herein otherwise expressly provided.

          2.2 Name. The name of the Partnership shall be T. J. BERTHEL INVESTMENT, L. P. However, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners.

          2.3 Principal Place of Business. The Partnership's principal place of business shall be 100 Second Street, S.E., Cedar Rapids, Iowa 52401, or such other place as the General Partner may from time to time designate in writing to the Limited Partners. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

          2.4 Purpose. The primary business of the Partnership will be to acquire, own and dispose of Shares. The Partnership may borrow money on such terms as it deems appropriate in order to finance the acquisition of Shares or for any other purpose related to the business of the Partnership. The Partnership will engage in any and all activities related or incidental to the foregoing. The Partnership shall engage in no other business.

                 If the General Partner does not utilize the Partnership capital contributions for the purposes stated herein, the General Partner shall be entitled to expend such funds only (i) on general or administrative expenses of the Partnership; and (ii) the return to the General and Limited Partners of a portion of their capital contributions. The Partnership will (i) have and exercise all of the powers now or hereafter conferred by the laws of the State of Iowa on limited partnerships formed under the laws of such state; and (ii) do any and all things as fully as natural persons might or could do.

                 Capital contributions and other cash funds of the Partnership which have not been fully utilized by the Partnership for its purposes may be invested by the General Partner through Berthel Fisher & Company Financial Services, Inc., an affiliate of the General Partner, in certificates of deposit, bankers' acceptances, U.S. Treasury Securities, prime quality commercial paper or other short-term investments providing safety of principal. A commission shall be paid to Berthel Fisher & Company Financial Services, Inc. for handling such investments. The General Partner may invest such funds through other brokers or agents and pay commissions for services to such other brokers or agents. All acquisitions by the Partnership of Shares shall be
handled through Berthel Fisher & Company Financial Services, Inc.   A
commission equal to 75% of the regular full commission charged by Berthel Fisher & Company Financial Services, Inc. shall be paid to Berthel Fisher & Company Financial Services, Inc. for handling acquisitions of Shares.

                 Capital contributions and other cash funds of the Partnership which have not been fully utilized by the Partnership for its purposes before December 31, 1993, shall be distributed to the Partners.

          2.5 Term. The Partnership shall terminate five (5) years from the date hereof, unless sooner terminated as hereinafter provided or as provided by operation of law.

          2.6 Filing of Certificates. The General Partner shall file and publish all such certificates, notices, statements or other instruments required by law for the formation and operation of a limited partnership in all jurisdictions where the Partnership may elect to do business. This instrument shall constitute the Agreement of Partnership of this Partnership. The General Partner shall prepare, execute and file a Certificate of Limited Partnership with the Iowa Secretary of State and any other office appropriate to permit conduct of the Partnership business.

          2.7 Limited Partnership Interests. (a) The Partnership is authorized to issue Limited Partnership Interests having a value at the time of contribution of Ten Million Dollars ($10,000,000.00). Persons acquiring Interests shall be the Limited Partners. Each Interest shall be issued as fully paid and nonassessable. Each Interest of the Partnership shall be equal to the Capital Contribution contributed to the Partnership for such Interest.

                 (b) The minimum contribution for each Outside Limited Partner shall have a value at the time of contribution of One Hundred Thousand Dollars ($100,000.00), but the General Partner may, in its sole discretion, accept subscriptions from an Outside Limited Partner for less than the minimum to orderly complete the capitalization of the Partnership.

                 (c) No minimum contribution shall be imposed on Limited Partners who are not Outside Limited Partners.

          2.8 Contribution of Shares. Each Limited Partner shall contribute to the Partnership, or cause to be contributed to the Partnership, as a Capital Contribution in exchange for a Limited Partnership Interest, all of the Shares owned beneficially, whether directly or indirectly, by the Limited Partner. Such contribution shall be made at such times as shall be established by the General Partner.

          2.9 Initial Offering of Interests. In its initial offering, the Partnership shall raise capital by offering and selling Interests having a minimum value of One Million Five Hundred Thousand Dollars ($1,500,000.00) and a maximum value as determined by the General Partner.

          2.10 Closings. (a) Initial Offering. The Initial Closing shall be held on a date established by the General Partner which date is after subscriptions for the purchase of the minimum amount of Interests have been received by and accepted by the General Partner in its sole discretion. Following the Initial Closing, Additional Closings may be held at such times and intervals as the General Partner shall determine for the purpose of receiving the balance of all subscriptions accepted in the initial offering.

                 (b) Subsequent Offerings. Closings for offerings completed subsequent to the initial offering shall be held at such times and intervals as the General Partner shall determine.

          2.11 Offering of Interests After Initial Offering. (a) In the discretion of the General Partner, after the completion of the initial offering, additional Interests may be issued to existing Limited Partners upon the payment of the Purchase Price, determined as set forth below, for such additional Interests.

                 (b) After the completion of the initial offering, upon the unanimous consent of all Limited Partners and the General Partner, the General Partner may issue Interests to additional subscribers, provided such additional subscribers meet the suitability standards imposed by the General Partner and pay the purchase price for such Interests as determined by the General Partner.


                                  ARTICLE III

                                    CAPITAL

          3.1 The Limited Partners agree to make contributions to the Capital of the Partnership for the Interests they have subscribed for, which amounts shall be reflected by the Partnership in individual capital accounts for each Partner.

          3.2 Each Limited Partner, either by personal signature or by power of attorney, shall execute this Agreement and the Certificate of Limited Partnership.

          3.3 A separate Capital Account shall be maintained by the Partnership for each Partner. The Capital Account of each Partner shall be credited with an amount, referred to herein as the Original Capital Account Amount, which shall be the sum of (i) the Market Value of Shares contributed by the Partner from time to time, and (ii) the amount of cash contributed by the Partner from time to time. The Capital Account of each Partner shall be increased by the amount of any additional cash contribution or Shares contribution made to the Partnership by a Partner, and shall be decreased by the amount of any cash distributions made by the Partnership to the Partner and by the fair market value of any property distributed (net of liabilities, assumed or taken subject to) to any Partner. The Capital Account of each Partner shall also be increased or decreased by any profits, gains, losses and deductions (whether or not deducted for federal income tax purposes) allocated to a Partner under Sections 4.1 or 4.2. Notwithstanding anything to the contrary set forth above, the Capital Accounts of each Partner shall at all times be maintained in accordance with federal income tax accounting principles and specifically the rules set forth as to capital accounts set forth in the regulations under Section 704 of the Internal Revenue Code.

          3.4 No Partner shall have a right to the withdrawal or to the return of their Capital Contribution to Capital except upon distribution in liquidation or except as provided for non-liquidation distributions of capital as provided for in Section 9.2.

          3.5 Partners may make loans to the Partnership, above their required Capital Contributions to the Partnership, as authorized by the General Partner. Such loans shall not be treated as contributions to capital of the Partnership and shall not increase such Partner's share of profits, gains, losses, credits, deductions or distributions of the Partnership. Any amounts characterized as loans shall be the obligation of the Partnership to such Partner and shall bear such interest as may be agreed upon by the General Partner, the rate of which shall be reasonable.

          3.6 Except as specifically provided in Article IV, no interest shall be paid by the Partnership on the contributions to the Capital of the Partnership by its Partners, as reflected in each Partner's Capital Account.

          3.7 To the extent that the Partnership is classified as an investment Partnership under Section 721 of the Code or to the extent that additional individuals are admitted to the Partnership for cash, the General Partner shall adjust the existing Limited Partners' capital accounts to the extent necessary to properly reflect the value of the Partnership after such contributions.


                                   ARTICLE IV

          ALLOCATION OF PROFITS, GAINS, LOSSES, DEDUCTIONS AND CREDITS

                 Profits, gains, losses, credits and deductions of the Partnership for federal income tax purposes shall be allocated as follows:

          4.1 All profits, gains, losses, deductions and credits of the Partnership for each fiscal year, computed in the same manner as for federal income tax purposes, shall be allocated one hundred percent (100%) to Limited Partners based on their percentage of interest in the Partnership. The method of accounting shall be the accrual method (income tax basis of accounting) and the Partnership shall use the method of accounting for depreciation and other items as shall be determined by the General Partner for federal income tax purposes. All items of profit, gain, loss, deduction and credits shall be allocated to each Partner, based on each Partner's varying interest in the Partnership during each fiscal year. Compensation paid to the General Partner shall be considered as an expense of the Partnership in the computation of Profit.

          4.2 Allocation of profits, gains, losses, deductions and credits to Partners who have held their Interest in the Partnership for less than the entire year or whose percentage interest in the Partnership varied during any year shall be made in accordance with such reasonable method as the General Partner may choose in order to implement the provisions of Section 706(c) and
(d) of the Internal Revenue Code. However, in no event shall any Partner be allocated losses or deductions attributable to any portion of the Partnership year attributable to an Interest before such Partner acquired such Interest.

          4.3 Notwithstanding any other provision of this Agreement, if a Partner receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) which gives rise to a negative capital account, such Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, provided that the Partnership's subsequent income, gains, losses, deductions, and credits will be allocated among the Partners so as to achieve as nearly as possible the results that would have been achieved if this section 4.3 had not been in this Agreement, except that no such allocation shall be made which would violate the provisions or purposes of such Treasury Regulation.


                                   ARTICLE V

                                 DISTRIBUTIONS

                 Except as otherwise specifically required by the provisions of this Agreement, distributions shall be made in such amounts, in such form (either in cash or in kind) and at such times as determined by the General Partner, in the sole discretion of the General Partner. Unless otherwise specifically provided herein, all distributions, including distributions required to be made, shall be made pro rata on the basis of each Partner's Original Capital Account Amount (see Section 3.3). For purposes of this Article, each Partner's Original Capital Account Amount shall be reduced by Compensation paid to the General Partner that is required to be charged to the individual Capital Accounts of Limited Partners.

                                   ARTICLE VI

             RECORDS AND ACCOUNTING, REPORTS, BANKING, FISCAL YEAR,
                           TAX RETURNS, TAX ELECTION

          6.1 The Partnership shall keep at its office in Iowa the following Partnership documents: (i) a current list of the full name and last known business or residence address of each Partner, together with the contribution and share in profits and losses of each Partner; (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, and any executed copies of any powers of attorney pursuant to which any certificate has been executed; (iii) copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for all taxable years of the Partnership; (iv) copies of the original Agreement and all amendments thereto; (v) financial statements of the Partnership for all fiscal years of the Partnership; and (vi) the Partnership's books and records for at least the current and past three (3) fiscal years.

          6.2 Upon the reasonable request of a Limited Partner the General Partner shall promptly deliver to such requesting Limited Partner, at the expense of the Partnership, a copy of the information required to be maintained by subsection 6.1(i), (ii) and (iii). Each Limited Partner has the right to inspect and copy, at such Limited Partner's expense during normal business hours, any of the Partnership records required to be maintained by Section 6.1.

          6.3    The General Partner shall have prepared at least once annually
(i) financial statements (balance sheet, statement of income or loss, Partners' equity, and changes in financial position) prepared on an accrual method (income basis of accounting), copies of which shall be distributed to each Partner within one hundred twenty (120) days after the close of each taxable year of the Partnership, and (ii) Partnership information necessary for the preparation of the Partners' federal income tax returns, copies of which shall be distributed to each Partner within ninety (90) days after the close of each taxable year of the Partnership. The Partnership will not have audited financial statements prepared unless deemed appropriate or necessary by the General Partner, the cost of which shall be an expense of the Partnership.

          6.4 The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The cost of such tax returns shall be an expense of the Partnership.

          6.5 The General Partner shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under the current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory body. The cost of such reports shall be an expense of the Partnership. Any Partner shall be provided with a copy of any such report upon request at such Partner's expense.

          6.6 The Partnership shall adopt the accrual method of accounting for both tax and financial accounting purposes.

          6.7 All Partnership funds shall be deposited in a separate bank account or accounts selected by the General Partner. All withdrawals shall be made upon checks signed by the General Partner or any person or persons authorized to do so by the General Partner.

          6.8 The Partnership shall adopt a fiscal year which shall begin on the first day of January and end on the last day of December of each year, provided that the first fiscal year of the Partnership shall commence on the date of formation of the Partnership and shall end on the last day of December of the year of formation.

          6.9 The General Partner shall, from time to time, make such other tax elections as they deem necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement.


                                  ARTICLE VII

                    RIGHTS AND DUTIES OF THE GENERAL PARTNER

          7.1 Management Power. Except as otherwise stated in this Agreement, the General Partner shall have exclusive management and control of the business of the Partnership, and all decisions regarding the management and affairs of the Partnership shall be made by the General Partner. The General Partner shall have all the rights and powers of general partners as provided in the Iowa Limited Partnership Act as in effect at a particular time in Iowa and as otherwise provided by law, except to the extent such powers may be expressly limited by this Agreement. Except as otherwise expressly provided in this Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in such General Partner's sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority, from time to time, to do the following:

                 (a)      vote all of the Shares owned by the Partnership;

                 (b) make all decisions regarding acquisition and disposition of Shares owned by the Partnership;

                 (c) incur all reasonable expenditures permitted and contemplated by this Agreement;

                 (d) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

                 (e) permit the assignment of a Limited Partner's interest or allow an assignee of a Limited Partner's interest to be a substituted Limited Partner in the Partnership, pursuant to and subject to the terms of Sections 8.4 and 8.8 hereof, without the consent of any Limited Partner;

                 (f) to the extent that in the General Partner's judgment, funds of the Partnership are not required for the conduct of the Partnership's business, temporarily invest the excess funds as provided in Section 2.4 hereof;

                 (g) prosecute and protect and defend or cause to be protected and defended all patents, patent rights, trade-names and servicemarks, and all applications with respect thereto which may be held by the Partnership;

                 (h) enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to effectuate any or all of the foregoing; and

                 (i) borrow money and as security therefor to grant security interests in or liens on all or any part of any property of the Partnership.

                 The General Partner shall have authority to retain outside consultants at the expense of the Partnership to provide assistance in making decisions for the Partnership.

          7.2 Rights of General Partner to Become a Limited Partner. The General Partner may become a Limited Partner and thereby become entitled to all of the rights of a Limited Partner to the extent of the Limited Partnership interest so acquired, and the consent of the Limited Partners need not be obtained. Such event would not, however, be deemed to reduce any of such General Partner's liability hereunder as a General Partner.

          7.3 Rights of Public to Rely on Authority of General Partner. No person shall be required to determine the General Partner's authority to make any undertaking on behalf of or to bind the Partnership, or to see to the application or distribution of revenues or proceeds paid to the General Partner.

          7.4    Obligations of General Partner.  The General Partner shall:

                 (a) Devote to the Partnership and apply to accomplishment of

Partnership purposes so much of its time and attention as it, in its sole discretion, deems to be necessary or advisable;

                 (b) If deemed necessary by the General Partner, cause the Partnership to have workers' compensation, employer's liability, public liability and/or property damage insurance in amounts required by law or believed by the General Partner to be adequate, whichever is greater;

                 (c) Maintain a Partnership capital account for each Partner; and

                 (d)      Cause the Partnership to take all action described in
Article VI.

                 Nothing in this Agreement shall preclude the employment or engagement of any agent or third party to provide services to the Partnership subject to the control of the General Partner.

          7.5 Good Faith; Indemnification. The General Partner shall manage and control the affairs of the Partnership to the best of its ability and the General Partner shall use its best efforts to carry out the purposes of the Partnership for the benefit of all of the Partners. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner, and the Partnership shall indemnify and hold the General Partner harmless, from and against any claim, action or suit and any liability, damage, loss or expense (including, but not limited to, reasonable attorneys' fees) by or to any party, for any action taken or failure to act on behalf of the Partnership if the General Partner acted in good faith and reasonably believed (i) the conduct was in the best interests of the Partnership (when the General Partner acted in its official capacity), or (ii) the conduct was at least not opposed to the Partnership's best interests (in all other cases), and, in the case of a criminal proceeding the General Partner had no reasonable cause to believe the conduct was unlawful. In exercising powers, the General Partner recognizes its fiduciary responsibility to the Partnership.

          7.6    Compensation; Reimbursement; Commission.

                 (a) The General Partner shall receive no compensation if the Shares owned by the Partnership, however acquired, do not exceed 5% of the total outstanding Shares of Intellicall, Inc. If the Partnership at any time owns, either through contribution or purchase, more than 5% of the outstanding Shares of Intellicall, Inc., then the General Partner shall be entitled to Compensation determined as set forth herein. The General Partner will receive no compensation for performing its duties as General Partner under this Agreement except as provided in this Section 7.6 or as provided in Section 10.3
(c).

                 (b) Compensation shall be determined as of, and, if owing, shall be paid on, each date of distribution. Such compensation (hereinafter "Compensation") shall be determined and allocated (on each date of distribution to Limited Partners) to each Limited Partner on a special basis pursuant to a formula which will assess to each Limited Partner a portion of Compensation equal to (i) twenty-five percent (25%) of the Profit attributable to that Limited Partner's Base Contribution (that part of that Limited Partner's contribution which is equal in value to 50,000 Shares of Intellicall, Inc. (such Shares valued as set forth below), or, if less, all of the Limited Partner's contribution), plus (ii) ten percent (10%) of the Profit attributable to that Limited Partner's Excess Contribution (the portion, if any, of that Limited Partner's contribution in excess of that Limited Partner's Base Contribution).

                 (c) For purposes of determining Base Contribution and Excess Contribution with respect to contributions made by Limited Partners in the initial offering, each Share of Intellicall, Inc. shall be valued at Three and seven-eighths Dollars ($3 7/8) (the closing price for such Shares on the New York Stock Exchange on June 23, 1992). For purposes of determining Base Contribution and Excess Contribution with respect to contributions made by Limited Partners in the offering of any interests after the initial offering, each Share of Intellicall, Inc. shall be valued at the closing price for such Shares on the New York Stock Exchange on the date such contributions are made to the Partnership.

                 (d) For purposes of this Section, Profit shall mean an amount, if any, equal to (i) the value of distributions actually made, plus
(ii) the value of distributions (determined as of the current date of distribution and without regard to Compensation not yet paid) to be made on the current date of distribution, less (iii) the value of all capital contributions made to the Partnership, determined as of the date(s) of contribution, with Shares of Intellicall, Inc. contributed in kind to the Partnership valued as set forth above, less (iv) all expenses (except Compensation not yet paid) and costs incurred and paid by the Partnership, less (v) if the distribution is intended to be the final distribution of the Partnership, all expenses (except Compensation not yet paid) and costs to be incurred and paid by the Partnership in winding up its affairs.

                 (e) The computation and allocation of Compensation is illustrated by the examples set forth below. THE EXAMPLES USE ASSUMPTIONS FOR THE PURPOSE OF ILLUSTRATION ONLY. THE NUMBERS USED IN THE EXAMPLES ARE NOT AND SHALL NOT BE CONSTRUED AS BEING PROJECTIONS OF DISTRIBUTIONS, EXPENSES, COMPENSATION OR ANY OTHER FACTOR AND THEY ARE NOT A PREDICTION OR FORECAST OF THE RESULTS OF THE BUSINESS OF THE PARTNERSHIP.

                          (i) Assumptions: There are three Limited Partners, A, B and C, all of whom made their contribution to the Partnership as part of the initial offering. For ease of calculation and illustration, the value of each Share of Intellicall, Inc. as of June 23, 1992, is assumed to be $3.00. Limited Partner A contributed $75,000 to the Partnership, Limited Partner B contributed $150,000 to the Partnership, and Limited Partner C contributed $275,000 to the Partnership. The Base Contribution of Limited Partner A is $75,000 ($75,000 is less than 50,000 x $3.00). Limited
                 Partner A has no Excess Contribution. The Base Contribution of Limited Partner B is $150,000 (50,000 x $3.00). Limited Partner B has no Excess Contribution. The Base Contribution of Limited Partner C is $150,000 (50,000 x $3.00). Limited Partner C's Excess Contribution is $125,000.

                 The Base Contribution, Excess Contribution, and percentage of Profit of each Limited Partner, is as follows:

                 Limited Partner    Base             Excess           Percentage of Profits
                 ---------------    ----             ------           ---------------------
                      A           $ 75,000                                      15%
                                                        -0-                     -0-
                      B            150,000                                      30%
                                                        -0-                     -0-
                      C            150,000                                      30%
                                                   $125,000                     25%
                                  -------------------------                   -----
                                          $500,000                             100%

                          (ii) A distribution having a value of $200,000 is proposed to be made on July 1, 1993. The distribution is not intended to be the final distribution. The Partnership has incurred and paid $25,000 of expenses as of July 1, 1993. The Compensation and allocation to Limited Partners is determined as follows:

                          Profit: Distributions actually made           $         -0-
                                 +Value of Distribution to
                                       be made                               +200,000
                                 -All capital contributions                  -500,000
                                 -Expenses to date                            -25,000
                                                                          -----------
                                  Profit                                          -0-

                 Since there is no Profit, no Compensation is earned. The distribution of $200,000 will be made to the Limited Partners on the following basis:

                          Limited Partner A (15% partner)                    $ 30,000
                          Limited Partner B (30% partner)                      60,000
                          Limited Partner C (55% partner)                     110,000
                                                                             --------
                                                                             $200,000

                          (iii) Following the distribution in example (ii), a distribution having a value of $500,000 is proposed to be made on July 1, 1994. The distribution is not intended to be the final distribution. The Partnership has incurred and paid $35,000 of expenses since July 1, 1993. The Compensation and allocation to Limited Partners is determined as follows:

                          Profit: Distributions actually made                $200,000
                                 +Value of Distribution to
                                  be made                                    +500,000
                                 -All capital contributions                  -500,000
                                 -Expenses to date                           - 60,000
                                                                             --------
                                  Profit                                     $140,000
                                                                             --------

                 Compensation is $29,750, determined and allocated to Limited Partners as follows:

                 Limited Partner A:  15% of $140,000 = $21,000 x 25% =  $ 5,250
                 Limited Partner B:  30% of $140,000 = $42,000 x 25% =  $10,500
                 Limited Partner C:  30% of $140,000 = $42,000 x 25% =  $10,500
                                     25% of $140,000 = $35,000 x 10% =  $ 3,500
                                                                        -------
                                                  Compensation  =       $29,750
                                                                        -------

                 A distribution of $470,250 ($500,000 - $29,750) will be made as follows:

                 Limited Partner A (15% partner)  $ 75,000 - $ 5,250 = $ 69,750
                 Limited Partner B (30% partner)  $150,000 - $10,500 = $139,500
                 Limited Partner C (55% partner)  $275,000 - $14,000 = $261,000
                                                  --------   -------   --------
                                                  $500,000   $29,750   $470,250
                                                  --------   -------   --------

                          (iv) Following the distributions in example (ii) and (iii), a distribution having a value of $700,000 is proposed to be made on July 1, 1995. The distribution is intended to be the final distribution, which will leave $15,000 in the Partnership to pay the additional $15,000 of costs and expenses which it expects to incur in winding up its affairs. The Partnership has incurred and paid $20,000 of expenses since July 1, 1994. The Compensation and allocation is determined as follows:

                          Profit: Distributions actually made              $670,250
                                 +Value of Distribution to
                                       be made                             +700,000
                                 -All capital contributions                -500,000
                                 -Expenses to date including
                                       Compensation                        -109,750
                                 -Expenses of winding up                    -15,000
                                                                           --------
                                  Profit                                   $745,500
                                                                           --------

                 Additional Compensation to be paid on account of the current distribution is $128,667, determined and allocated to Limited Partners as follows:

Limited Partner A: 15% of $745,500 = $111,825 x 25% = $27,956
             Less: Compensation paid to date          $ 5,250     $22,706
                                                      -------
Limited Partner B: 30% of $745,500 = $223,650 x 25% = $55,912
             Less: Compensation paid to date          $10,500     $45,412
                                                      -------
Limited Partner C: 30% of $745,500 = $223,650 x 25% = $55,912
                   25% of $745,500 = $186,375 x 10% = $18,637
             Less: Compensation paid to date          $14,000     $60,549
                                                      -------    --------
                     Additional Compensation   =                 $128,667
                                                                 --------

                 The current distribution of $571,333 ($700,000 - $128,667)
                 will be made as follows:

                 Limited Partner A (15% partner) $105,000 - $22,706  =  $ 82,294
                 Limited Partner B (30% partner) $210,000 - $45,412  =  $164,588
                 Limited Partner C (55% partner) $385,000 - $60,549  =  $324,451
                                                 --------  --------     --------
                                                 $700,000  $128,667     $571,333
                                                 --------  --------     --------

                 (f) The General Partner shall be entitled to receive out of the Partnership funds available therefor, reimbursement of all amounts expended by the General Partner in payment of properly incurred Partnership obligations paid by such General Partner out of the Partner's own funds.

                 (g) The General Partner shall handle all trades of Shares through Berthel Fisher & Company Financial Services, Inc., an affiliate of the General Partner. Berthel Fisher & Company Financial Services, Inc. shall be entitled to receive a commission on all trades of Shares on a commission basis equal to 75% of the regular full commission charged by Berthel Fisher & Company Financial Services, Inc.

          7.7 Other Business Ventures. To the extent consistent with the other terms of this Agreement, any Partner, or any affiliate or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess any interest in other business ventures of every nature and description, independently or with others, and neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

          7.8 Contracts with the General Partner or its Affiliates. The General Partner may, on behalf of the Partnership, enter into contracts for goods or services with the General Partner or any affiliates or related parties of the General Partner. The validity of any transaction, agreement or payment involving the Partnership and the General Partner or any affiliate of the General Partner otherwise permitted by the terms of this Agreement shall not be affected by reason of (i) the relationship between the Partnership and the General Partner or such affiliates or related parties of the General Partner; or (ii) the approval of said transaction, agreement or payment by the General Partner.

          7.9 Fiduciary Responsibility. The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and the General Partner shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

          7.10 Permitted Expenditures. The General Partner shall, after payment of fees and organization expenses, expend the funds (and any proceeds from the investment of such funds) received by it as Capital Contributions of the Partners, only for Partnership purposes, including, without limitation, the payment of any legal or accounting fees, or any obligations incurred by the Partnership.

                 After expenditures by the Partnership from the Capital Contributions of the Partners (and any proceeds of the investment of such Capital Contributions), the General Partner shall expend funds only for general and administrative expenses of the Partnership, including, without limitation, paying the General Partner's compensation and any obligations incurred by the Partnership.

          7.11 Limitation on General Partner's Authority. The General Partner shall not have authority to:

                 (a)      Do any act in contravention of this Agreement;

                 (b) Do any act that would make it impossible to carry on the ordinary business of the Partnership;

                 (c) Admit a person as a General Partner without the approval of a majority in interest of the Limited Partners; and

                 (d) Amend this Agreement without the approval of a majority in interest of the Limited Partners.

                                  ARTICLE VIII

                    LIMITED PARTNERS; RIGHTS AND OBLIGATIONS

          8.1 No Participation in Management. No Limited Partner (other than a General Partner if a General Partner has acquired an Interest pursuant to the provisions of Section 7.2 hereof) shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. If the General Partner has been removed and the Partnership has been dissolved, the Limited Partners may act for and bind the Partnership during the winding up period as approved by a majority in interest of the Partnership Interests.

          8.2 Limitation of Liability. Pursuant to the Iowa Limited Partnership Act (and provided that such Limited Partner does not, in addition to the exercise of the Limited Partners' rights and powers as a Limited Partner, take part in the management or control of the business), no Limited Partner shall be liable for losses or debts of the Partnership beyond the aggregate amount of the Limited Partner's Capital Contribution plus the Limited Partner's share of the undistributed net profits of the Partnership, except that when a Limited Partner has received distributions from the Partnership without violation of the Limited Partnership Agreement or violation of applicable law, which distribution represents, in whole or in part, a return of his capital contribution, the Limited Partner is liable to the Partnership for one (1) year for the amount returned to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. If such distribution was in violation of the Limited Partnership Agreement or applicable law, the Limited Partner is liable for six (6) years for the amounts wrongfully returned.

          8.3 No Priority. In connection with any distribution, whether upon winding up of the Partnership or otherwise, and whether or not it shall constitute a return of capital, no Limited Partner shall have the right to demand or receive property other than cash, although the General Partner may distribute property, including Shares, other than cash. No Limited Partner shall have priority over any other Limited Partner either as to the return of the Limited Partner's Capital Contribution to the Partnership or as to allocations of income or expenses and tax deductions.

          8.4    Transfer of Limited Partner's Interest.

                 (a) Subject to any restrictions on transferability imposed by law or contained elsewhere in this Agreement, a Limited Partner may assign, in writing, the Limited Partner's interest in the Partnership, provided:

                          (i) the assignee meets all of the requirements applicable to an original subscriber of a Limited Partnership Interest and consents in writing in form satisfactory to the General Partner to be bound by the terms of this Agreement, including without limitation, the Power of Attorney designation contained in Article XI hereof, as if he, she or it were the assignor;

                          (ii) the General Partner consents in writing to the assignment, which consent may be withheld in the General Partner's absolute discretion and, in any event, will not be given if such assignment would jeopardize the status of the Partnership as a partnership for Federal income tax purposes, would cause a termination of the Partnership for the purposes of the then applicable provisions of the Iowa Limited Partnership Act, would cause an unreasonable fractionalization of an Interest, or would violate, or cause the Partnership to violate, any applicable laws or governmental rule or regulations, including without limitation, any applicable Federal or state securities laws.

Clause (i) shall not apply to assignments of interests to the General Partner or either of them. By designating the General Partner as attorney in fact to execute this Agreement for and on his, her or its behalf, each Limited Partner shall be deemed to have consented to any assignment consented to by the General Partner. In no event shall an assignment be made to a minor or incompetent.

                 (b) Each Limited Partner agrees, upon the request of the General Partner, to execute such certificates or other documents and perform such acts as the General Partner deems appropriate to preserve the limited liability status of the Partnership after the completion of such assignment under the laws of the jurisdiction in which the Partnership is then subject as a domestic partnership. For purposes of this Section, any transfer of an interest in the Partnership, whether voluntary or by operation of law, shall be considered an assignment.

                 (c) Any purported assignment of an interest in the Partnership which is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever.

                 (d) Each assigning Limited Partner agrees, prior to the time the General Partner consents to an assignment, to pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such assignment.

          8.5 Assignee's Rights. An assignee of an interest in the Partnership shall be entitled to receive distributions of cash or other property from the Partnership and to receive allocations of the income and expenses and tax deductions of the Partnership attributable to such interest after the effective date of the assignment. The "effective date" of an assignment of an interest in the Partnership under the provisions of this

Section shall be that date specified in the written instrument whereby the General Partner consents to the assignment, which date shall be not later than the first day of the second calendar month following receipt of written notice of assignment and fulfillment of all conditions precedent to such assignment provided for in this Agreement.

          8.6 Allocation of Distributions Subsequent to Assignment. The income or expenses and other tax deductions of the Partnership attributable to any interest in the Partnership acquired by reason of such assignment and any distributions made with respect thereto shall be allocated between the assignor and assignee based upon the length of time during any fiscal year of the Partnership, as measured by the effective date of the assignment, that the interest in the Partnership so assigned was owned by each of them.

          8.7 Satisfactory Written Assignment Required. Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of such interest in the Partnership as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash made in good faith to him, her or it, until such time as a written assignment that conforms to the requirements of this Article has been received by, consented to and recorded on the books of the Partnership.

          8.8 Substituted Limited Partner. The assignee of any interest in the Partnership may become a substituted limited partner in place of the assignor upon the written consent of the General Partner, which consent may be withheld in the General Partner's absolute discretion and, in any event, will not be given unless all of the following conditions are satisfied:

                 (a) A duly executed and acknowledged written instrument of assignment, being either a certificate evidencing the interest in the Partnership owned by the assignor prior to such assignment or some other instrument approved by the General Partner, is filed with the Partnership setting forth the intention of the assignor that the assignee become a substituted limited partner in his, her or its place.

                 (b) The assignee executes an irrevocable Power of Attorney, satisfactory to the General Partner, appointing the General Partners as a lawful attorney-in-fact of assignee for the purposes specified in Article XI.

                 (c) The assignor and assignee execute and acknowledge such other instruments, in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution.

                 (d) Prior to the substitution, the substituted Limited Partner pays all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such assignment and substitution.

                 (e) An opinion of counsel for the assignee is obtained (which counsel and opinion shall be satisfactory to counsel for the General Partner) stating that, in the opinion of said counsel, such substitution would not jeopardize the status of the Partnership as a partnership for Federal income tax purposes, would not cause a termination of the Partnership for the purposes of the then applicable provisions of the Iowa Limited Partnership Act, would not violate, or cause the Partnership to violate, any applicable laws or governmental rule or regulation, including without limitation, any applicable Federal or state securities laws. By designating the General Partner Attorney-in-Fact to execute this Agreement for and on his, her or its behalf, each Limited Partner shall be deemed to have consented to any substitution of an assignee in the place and stead of an assigning Limited Partner permitted by the General Partner.

          8.9 Substitution Required for Vote. Unless and until an assignee of an Interest in the Partnership becomes a substituted Limited Partner, such assignee shall not be entitled to exercise any vote with respect to such Interest.

          8.10 Effective Date. The effective date of a substitution shall be the date designated by the General Partner in writing to the substituted Limited Partner, which shall not be later than the first day of the second calendar month of the Partnership next following the date upon which the General Partner has given its written consent to such substitution.

          8.11 Death or Incapacity of Limited Partner. The death or legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds and to assign a Partnership interest pursuant to Section 8.4 hereof or cause the substitution of a substitute limited partner pursuant to Section 8.8 hereof shall, on the happening of such an event, devolve on his, her or its personal representative, or in the event of the death of one whose limited partnership interest is held in joint tenancy, pass to the surviving joint tenants, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such personal representative become a substituted limited partner solely by reason of such capacity. The estate of the Limited Partner shall be liable for all the obligations of the deceased or incapacitated Limited Partner.

          8.12 Voting Rights. The Limited Partners, by a vote of those holding a majority in interest of Partnership Interests, shall have the right to vote upon and direct the following:

                 (a)      Election or removal of the General Partner;

                 (b) Termination, dissolution and winding up of the Partnership;

                 (c) The sale of all or substantially all of the assets of the Partnership, unless such transaction is part of the orderly winding up of the business of the Partnership upon its dissolution and termination;

                 (d) Amendment of this Partnership Agreement, subject to the terms and conditions of subsection 10.3(b) hereof;

                 (e) The election of liquidating trustees as set forth in subsection 9.2(b) hereof;

                 (f) A change in the nature of the business of the Partnership; and

                 (g) The incurrence of indebtedness by the Partnership other than in the ordinary course of business.

          8.13 Names, Addresses and Contributions of Limited Partners. The names, addresses and Capital Contributions of the Limited Partners are as set forth in the Certificate of Limited Partnership filed with the Iowa Secretary of State as from time to time amended.

          8.14 No Additional Contribution. Except as expressly provided herein, no Partner shall be required to make any contribution to the capital of the Partnership other than such Partner's Capital Contribution as set forth on the Certificate of Limited Partnership as from time to time amended.


                                   ARTICLE IX

                          TERMINATION AND DISTRIBUTION

          9.1 Termination. The Partnership shall continue in effect until five (5) years from the date of this Agreement, unless sooner terminated upon the occurrence of any one or more of the following events:

                 (a) the death, insanity, retirement, withdrawal, dissolution or bankruptcy of the herein designated General Partner unless the Limited Partners elect a successor general partner or partners, which successor general partner(s) promptly unanimously elects to continue the business of the Partnership as more fully provided in Section 9.3 hereof;

                 (b) the affirmative vote of Limited Partners as set forth in subsection 8.12(b) hereof;

                 (c)      termination as provided by operation of law;

                 (d) the conclusion of the business of the Partnership prior to five (5) years from the date of this Agreement; or

                 (e) upon the decision of the General Partner prior to five (5) years from the date of this Agreement.

          9.2    Distribution.

                 (a) Upon termination of the Partnership, the affairs of the Partnership shall be wound up and all of its debts and liabilities, including General Partner compensation, discharged in the order of priority as provided by law. The fair market value of the respective remaining assets of the Partnership shall then be determined. Thereupon, the assets of the Partnership shall be distributed to the Limited Partners in accordance with the provisions of Article V, with such distribution to be made to Partners in proportion to the positive balances in their respective capital accounts after giving effect to the provisions of this Agreement. Each Partner shall receive his, her or its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Partner to Partner, all as the General Partner may decide. If such distributions are insufficient to return the full amount of its Capital Contributions to any Partner, such Partner shall have no recourse against any other Partner.

                 (b) The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner or, if there is no General Partner or successor General Partner(s), as a result of the death, insanity, withdrawal, dissolution, retirement or bankruptcy of both or all of the General Partner(s), Limited Partners who own more than a majority in interest of the then outstanding Interests (other than any such Interests owned by the General Partner or any of their affiliates) may elect one or more liquidating trustees (who may but need not be Limited Partners) to serve in place of the General Partner for this purpose. Without limiting the generality of the foregoing, the General Partner(s) (or such liquidating trustee or trustees), in carrying out such winding up and distribution, shall have full power and authority to sell all or any of the Partnership assets, or to distribute the same in kind to the Partners for the fair market value thereof.

          9.3 Election to Carry On Business. In the event of the death, insanity, retirement, withdrawal, dissolution or bankruptcy of the General Partner which would cause a termination of the Partnership, within sixty (60) days after such event, the remaining General Partner(s), if any, may, by written notice to the Limited Partners, unanimously elect to continue the business of the Partnership, or, if such remaining General Partner(s) does not so elect to continue the business of the Partnership, or there is no remaining

General Partner, then the Limited Partners may, within an additional thirty
(30) days, elect a successor general partner or partners by the affirmative vote of Limited Partners owning a majority in interest of the then outstanding Interests, which successor general partner(s) unanimously elect to continue the business of the Partnership. Such vote shall be deemed for all purposes to be a vote to remove the General Partner(s) in favor of one or more substituted general partners pursuant to Section 10.3(c), entitling such General Partner(s) to be paid the value of its interest in the Partnership as provided in Section 10.3(c). Unless such successor general partner elects by written notice to the Limited Partners within thirty (30) days after its election to continue the business of the Partnership, the Partnership shall be terminated.

          9.4 Bankruptcy Defined. For purposes of this Article, the "bankruptcy" of a General Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by such General Partner for, or a consent to, the appointment of a trustee of its assets; (ii) the filing by such General Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the making by such General Partner of a general assignment for the benefit of creditors; (iv) the filing by such General Partner of an answer admitting the material allegation of, or its consenting to, or defaulting in answering, a petition filed against it in any bankruptcy proceeding; (v) the entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee or receiver for such General Partner's assets; or (vi) the filing by any creditor of an involuntary petition in bankruptcy against such General Partner.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Notices. Any notice, offer, consent or other communication, required or permitted to be given or made hereunder, shall be in writing and shall be deemed to have been sufficiently given or made when delivered personally to the party (or an officer of the party) to whom the same is directed, or when mailed by certified mail, return receipt requested and postage prepaid, if to the Partnership or the General Partner, to the principal place of business of the Partnership, or if to a Limited Partner, to his, her or its address set forth on the Certificate of Limited Partnership filed with the Iowa Secretary of State as amended from time to time. Any Partner may change his, her or its address for the purpose of this Section by giving notice of such change to the Partnership, such change to become effective on the tenth day after such notice is given.

         10.2 Waiver of Partition. During the term of the Partnership, each Partner hereby irrevocably waives any right that he, she or it may have to maintain any action for partition with respect to any Partnership property.

         10.3 Interpretation and Amendment, Requests, Votes, Removal of General Partner, Sole Agreement.

                 (a) This Agreement shall be governed by the laws of the State of Iowa, and shall, subject to the restrictions on transferability set forth herein, bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Partners. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby. The headings in this Agreement are inserted for convenience of reference only and shall not affect its interpretation.

                 (b) This Agreement may be amended by an affirmative vote of Limited Partners who own a majority in interest of the then outstanding Interests; provided, however, that no such amendment shall be enforceable against any Partner if the effect of the amendment would be to increase the liability or to increase the contributions required of that Partner, or change adversely that Partner's rights and interest in the income, expenses, gains, losses or income tax allocations of the Partnership, or that Partner's rights respecting liquidation of the Partnership, unless that Partner shall have consented in writing to the adoption of such amendment. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding ten percent (10%) or more of the then outstanding Interests. Following such proposal, the General Partner shall submit to the Limited Partners a statement of any proposed amendment. For purpose of this Section and all other provisions of this Partnership Agreement wherein there is a reference to requests, voting or otherwise, each Limited Partner shall be entitled to a vote equal to the percentage of the Partnership represented by that Limited Partner's Interest.

                 (c) In addition, upon the death, insanity, bankruptcy, retirement, dissolution or withdrawal of the General Partner or upon removal by the written request or vote of Limited Partners who own more than a majority in interest of the then outstanding Interests (other than any such Interests owned by the General Partners or any of their affiliates), the General Partner shall be deemed to have immediately withdrawn from the Partnership upon the qualification of one or more substituted General Partners, or the election made by any one of the remaining General Partners (if any) to continue the business of the Partnership. In the event of such withdrawal, the withdrawing General Partner shall be paid any Compensation earned and unpaid as of the date of such withdrawal. Compensation shall be earned if the Partnership at any time prior to the date of such withdrawal owned more than five percent (5%) of the outstanding Shares of Intellicall, Inc. The Compensation due the General Partner shall be determined and paid as if the Partnership was liquidated, all liabilities paid, and all assets distributed on such date of withdrawal. Payment of the amount due hereunder to the withdrawing General Partner shall be made immediately, in cash.

                 (d) Upon receipt of a written request from Limited Partners who own at least ten percent (10%) of the then outstanding Interests, the General Partner shall call a meeting of the Limited Partners for the purpose of voting on a proposal for (a) the amendment of this Agreement; (b) the continuation of the Partnership with a substituted general partner upon the death, insanity, retirement, withdrawal or bankruptcy of the General Partner, if the remaining General Partner, if any, has not unanimously agreed to continue the business of the Partnership; (c) the termination of the Partnership; or (d) any other purpose recognized by this Agreement. The General Partner may also call a meeting of the Limited Partners on their own initiative for any purpose recognized by this Agreement. Meeting notices and procedures shall be in conformity with the Iowa Business Corporation Act, 496A of the Iowa Code unless the General Partner has otherwise established rules and regulations governing meeting notices and procedures. The General Partner shall cause a written notice of any meeting to be mailed to all Limited Partners within ten (10) days after receipt of such request. Such written notice shall state the purpose of the meeting, which shall be held on a date not less than ten (10) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. The General Partner shall also call a meeting of the Limited Partners on its own initiative by written notice as set forth above within ten (10) days of the occurrence of any event giving such Limited Partners the right to a vote pursuant to this Agreement. Any Limited Partner or his, her or its representative may obtain a list of the names, addresses and interests of the Limited Partners upon written request to the General Partner.

         10.4 Legends. If certificates for any Interest are issued evidencing a Limited Partner's interest in the Partnership, each such certificate shall bear such legends regarding securities registration and restrictions on transferability as may be deemed appropriate by legal counsel for the Partnership.

         10.5 Affiliate. For the purposes of this Agreement, the term "affiliate" when used with reference to a specified person shall mean any person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person. "Person" means any individual, partnership, corporation, trust or other entity.

         10.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signatures pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         10.7 Tax Matters Partner. The General Partner shall be the Tax Matters Partner. The Tax Matters Partner shall be the lead partner in all administrative dealings with the Internal Revenue Service on behalf of the Partnership. The Tax Matters Partner shall keep Partners informed of all administrative and judicial proceedings. The Tax Matters Partner is hereby authorized to enter into any settlement agreements concerning Partnership tax matters with the Internal Revenue Service.

         10.8    Address of General Partner.

                 T. J. BERTHEL ENTERPRISES, INC.
                 100 Second Street, S.E.
                 Cedar Rapids, Iowa 52401


                                   ARTICLE XI

                               POWER OF ATTORNEY

         11. Power of Attorney. (a) Each Limited Partner, by such Limited Partner's execution of the Subscription Agreement to purchase an Interest of the Partnership, makes, constitutes and appoints Thomas J. Berthel, and if he is unable to act, then T. J. Berthel Enterprises, Inc., as his, her or its true and lawful agent and attorney-in-fact, with full power of substitution, in his, her or its name, place, and stead, to make, execute, sign, acknowledge, swear to, record and file, on behalf of him, her or it, and on behalf of the Partnership (i) these Articles and Agreement of Limited Partnership; (ii) the original Certificate of Limited Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner, to permit the Partnership to become or to continue as a limited partnership, or partnership wherein the Limited Partners have limited liability, in the jurisdictions where the Partnership may be doing business; (iv) all instruments that effect a change or modification of the Partnership in accordance with this Agreement, including, but not limited to, the substitution of assignees as Limited Partners pursuant to Section 8.8 hereof; (v) all conveyances and other instruments deemed advisable by the General Partner to effect the dissolution and termination of the Partnership; (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; and (vii) all other instruments which may be required or permitted by law to be filed on behalf of the Partnership.

                 (b) The foregoing power of attorney (i) is and shall be irrevocable and survive the death or incapacity of each Limited Partner; (ii) may be exercised by signing as attorney-in-fact for each Limited Partner or, after listing all of the Limited Partners executing an instrument, by a single signature acting as attorney-in-fact for all of them; and (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his, her or its Interest; except that, where the assignee of the whole of such Limited Partner's Interest has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the appointed officer of the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

                 (c) Each Limited Partner shall execute and deliver to the General Partner within five (5) days after receipt of the General Partner's request therefor, such further designations, powers-of-attorney and other instruments as the General Partner deems necessary.


                                  ARTICLE XII

             PARTNER RESTRICTIONS; REPRESENTATIONS AND WARRANTIES;
                            CONFIDENTIAL INFORMATION

         12.01 Partner Restrictions. Each Limited Partner hereby agrees that except as herein provided, neither he nor any person or entity with which he has or shares investment control will acquire or sell or otherwise trade in Shares, and he will not be the beneficial owner, either directly or indirectly, of Shares, as such Shares as are owned by the Partnership. For purposes of this Section, "Shares" shall include options for Shares and securities convertible into Shares, and "acquire or sell and otherwise trade in" shall include the short sale of Shares.

         12.02 Representations. Each Limited Partner hereby reconfirms the representations and warranties made in the subscription agreement. In addition to such representations and warranties, and in addition to such other representations and warranties as are set forth herein, each Limited Partner hereby represents and warrants, without limitation, that:

                 (a) there are no Shares beneficially owned, either directly or indirectly, by the Limited Partner that have not been or will not be contributed to the Partnership, and

                 (b) he has not taken or failed to take, and will not take or fail to take, any action with respect to Shares which is or can be construed as a violation of the provisions of the Securities Act of 1933 (the "Act"), and

                 (c) he will cooperate with the General Partner in the filing of such reports and filings as are required by the Act or any other federal or state law or regulation which may require reporting or filings, and

                 (d) he will not take any action which is inconsistent with the purposes of the Partnership as set forth above.

         12.03 Confidential Information. The undersigned agree and covenant that they will treat as confidential all information regarding the Partnership made available to them or any of their employees, agents or representatives.


                                  ARTICLE XIII

                       LIMITATIONS ON PARTNERSHIP PURPOSE

         13.01 Limitations. Notwithstanding the statement of purpose set forth in Section 2.4, the purpose of the Partnership is limited to the acquisition, ownership and disposal of Shares for investment purposes only. The Partnership's present plan is to own less than 10% of the outstanding Shares of Intellicall, Inc., but it may acquire and own a larger percentage if the General Partner, in its sole discretion, determines in the future to adopt a plan to acquire a larger percentage. The Partnership shall not make any attempt to acquire control of Intellicall, Inc. and does not expect to conduct its affairs in a manner which will affect the policies of Intellicall, Inc. Further, the Partnership will not plan or propose to initiate action which would relate to or would result in:

                 (a) The acquisition or ownership of securities of Intellicall, Inc. by the General Partner, any Limited Partner or any person whose Shares would be considered to be beneficially owned, either directly or indirectly, by a Partner, except as set forth herein; or the disposition by such persons of securities of Intellicall, Inc. except as set forth herein;

                 (b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Intellicall, Inc. or any of its subsidiaries;

                 (c) A sale or transfer of a material amount of assets of Intellicall, Inc. or any of its subsidiaries;

                 (d) Any change in the present board of directors or management of Intellicall, Inc., including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

                 (e) Any material change in the present capitalization or dividend policy of Intellicall, Inc.;

                 (f) Any other material change in Intellicall Inc.'s business or corporate structure;

                 (g) Changes in Intellicall Inc.'s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Intellicall, Inc. by any person;

                 (h) Any class of securities of Intellicall, Inc. being delisted from a national securities exchange or ceasing to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

                 (i) A class of equity securities of Intellicall, Inc. becoming eligible for termination of registration pursuant to
                 Section 12(g)(4) of the Securities Exchange Act of 1934 (the "Act"); or

                 (j)      Any action similar to any of those enumerated above.

                 Notwithstanding the foregoing, the Partnership shall not be limited in its ability to vote and dispose of Shares owned by the Partnership in any manner that the General Partner deems to be appropriate.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GENERAL PARTNER:

T. J. BERTHEL ENTERPRISES, INC.


By  Thomas J. Berthel
  -------------------------------------------
    THOMAS J. BERTHEL, Its President


LIMITED PARTNERS:


T. J. BERTHEL ENTERPRISES, INC.


By  Thomas J. Berthel
  -------------------------------------------
    THOMAS J. BERTHEL, President

Ronald O. Brendengen
---------------------------------------------
RONALD O. BRENDENGEN, Limited Partner

Larry Cahill
---------------------------------------------
LARRY CAHILL, Limited Partner

Greg Pugh
---------------------------------------------
GREG PUGH, Limited Partner

Darlene Elbert
---------------------------------------------
DARLENE ELBERT, Limited Partner

Michael R. Valliere
---------------------------------------------
MICHAEL R. VALLIERE, Limited Partner

Jon A. Robkin by Thomas J. Berthel
---------------------------------------------
JON A. ROBKIN, Limited Partner   Attn in Fact

Von L. Elbert
---------------------------------------------
VON L. ELBERT, Limited Partner

                             ARTICLES OF AMENDMENT
                                       OF
                              LIMITED PARTNERSHIP

                                       OF

                        T. J. BERTHEL INVESTMENT, L. P.,
                          AN IOWA LIMITED PARTNERSHIP


     THESE ARTICLES OF AMENDMENT (the "Amendment") OF LIMITED PARTNERSHIP of T.
J. BERTHEL INVESTMENT, L. P., an Iowa limited partnership, are made by and among T. J. BERTHEL ENTERPRISES, INC., an Iowa corporation, and each of the Limited Partners of the Partnership as hereinafter set forth.


                                  I.  PURPOSE

     The purpose of this Agreement is to establish the terms and conditions for contribution of additional capital to T. J. Berthel Investment, L. P. (the "Partnership").


                  II.  PERCENTAGE INTEREST OF LIMITED PARTNERS

     As of the date of this Agreement the Limited Partners of the Partnership own the following percentages (referred to herein as the "Initial Percentage"):


        Larry Cahill                    75.19%
        Jon A. Robken                    4.66
        T. J. Berthel Enterprises,
           Inc.                          4.66
        Hawkeye Investment and Trust,
           Trustee of Von Elbert IRA     4.59
        Michael R. Valliere              4.06
        Darlene Elbert                   3.98
        Von L. Elbert                    2.71
        Ronald O. Brendengen             0.13
        Greg Pugh                        0.02
                                       ------
                                       100.00%

            III.  PROCEDURE FOR ADDITIONAL CONTRIBUTIONS OF CAPITAL

     3.1 The Limited Partners hereby consent to any contribution of additional capital made or to be made to the Partnership by existing Limited Partners provided such contributions of additional capital meet the following conditions:

     A. The General Partner must agree to accept the additional capital.

     B. The Partnership shall not acquire more than 9.99% of the outstanding shares of Intellicall, Inc.

     C. The General Partner shall adjust the interest of all Limited Partners in the Partnership according to the formula set forth herein.

     3.2 Provided the foregoing conditions are met, the General Partner may accept contributions of additional capital by existing Limited Partners without any further consent of the Limited Partners. The General Partner may, but is not required to, give notice to the Limited Partners that the General Partner intends to accept additional capital contributions from one or more existing Limited Partners.


                                IV.  DEFINITIONS

     4.1 "Initial Percentage" shall mean, for each Limited Partner, that percentage set forth in Article II of this Amendment.

     4.2 "Total Shares" shall mean the total number of Shares (not including New Shares) owned by the Partnership on the Date of Commitment.

     4.3 "Date of Commitment" shall mean the date that a Limited Partner irrevocably commits to make a contribution to the Partnership of additional capital.

     4.4 "New Shares" shall mean, with respect to a Limited Partner who has committed to contribute additional capital, the number of Shares which could be acquired (without regard to commissions or other costs of acquisition and without regard to whether such Shares are actually acquired or whether such Shares are available to be acquired) if all of the additional capital committed to be contributed by that Limited Partner on the Date of Commitment were utilized to acquire Shares. New Shares shall be determined by dividing the amount of additional capital committed by that Limited Partner to be contributed by the Share Price.

     4.5 "Shares" shall mean the common stock of Intellicall, Inc.

     4.6 "Share Price" shall mean the closing ("asked") price for Shares on the day immediately prior to the Date of Commitment, provided the New York Stock Exchange is open on the Date of Commitment and provided Shares are traded on that day. If the New York Stock Exchange is not open on that day or if Shares are not traded on that day, then such Shares shall be valued at the closing price on the most recent day that the New York Stock Exchange was open and Shares of Intellicall, Inc. were traded.

     4.7 "Account Shares" for a Limited Partner shall be the number of Shares obtained by multiplying Total Shares by that Limited Partner's Initial Percentage (or if an adjustment of percentage ownership has been previously made then by the most recent Adjusted Percentage).

     4.8 "Adjusted Percentage" shall mean the percentage of interest in the Partnership owned by each Limited Partner after the adjustment of interest as provided herein.

     4.9 "Total New Shares" shall mean the total of all New Shares with respect to a particular Date of Commitment.


     V.  ADJUSTMENT OF INTEREST OF LIMITED PARTNERS

     5.1 Upon the commitment to contribute additional capital by a Limited Partner pursuant to this Amendment, the Adjusted Percentage shall be determined for each Limited Partner by dividing (a) each Limited Partner's Account Shares plus New Shares by (b) Total Shares plus the Total New Shares.

     5.2 The application of the foregoing formula to adjust the interests of Limited Partners is illustrated by the following examples:

     A. Assume that there are 559,000 Total Shares on the Date of Commitment. Larry Cahill ("Cahill") commits to contribute $100,000 on September 14, 1992, the Date of Commitment. No other Limited Partners commit to contribute on

September 14, 1992. The Share Price on September 11, 1992, is $3.125. Cahill's Initial Percentage is 75.19%. Cahill has 32,000 New Shares ($100,000 divided by $3.125). Cahill has 420,312 Account Shares (559,000 x 75.19%).

             1. Cahill's Adjusted Percentage is determined as
                follows:


             Account Shares + New Shares         =       Adjusted
             ----------------------------------          Percentage
             Total Shares + Total New Shares

             420,312 + 32,000  =     76.53%
             ----------------
             559,000 + 32,000


             2. Jon A. Robken's ("Robken") Initial Percentage is
                4.66%.  Robken has 26,049 Account Shares (559,000 x 4.66%).
                Robken's Adjusted Percentage is determined as follows:


             Account Shares + New Shares         =      Adjusted
             ----------------------------------         Percentage
             Total Shares + Total New Shares

                26,049         =      4.41%
             ----------------
             559,000 + 32,000


     B. Assume that there are 559,000 Total Shares on the Date of Commitment. Cahill commits on September 14, 1992, (the Date of Commitment), to contribute $100,000 and Robken commits to contribute $50,000. No other Limited Partners commit on September 14, 1992, to contribute. The Share Price on September 11, 1992, is $3.125. Cahill's Initial Percentage is 75.19%. Robken's Initial Percentage is 4.66%. Cahill has 32,000 New Shares ($100,000 divided by $3.125). Robken has 16,000 New Shares ($50,000 divided by $3.125). Cahill has 420,312 Account Shares (559,000 x 75.19%). Robken has 26,049 Account Shares (559,000 x 4.66%). There are 48,000 Total New Shares (32,000 + 16,000).

             1. Cahill's Adjusted Percentage is determined as follows:

             Account Shares + New Shares         =      Adjusted
             ----------------------------------         Percentage
             Total Shares + Total New Shares

             420,312 + 32,000  =       74.52%
             ----------------
             559,000 + 48,000

     2. Robken's Adjusted Percentage is determined as follows:


     Account Shares + New Shares           =    Adjusted
     ----------------------------------         Percentage
     Total Shares + Total New Shares

     26,049 + 16,000   =     6.92%
     ------------------------------
     559,000 + 48,000


     3. Michael R. Valliere's ("Valliere") Initial Percentage is 4.06%. Valliere has 22,695 Account Shares (559,000 x
        4.06%). Valliere's Adjusted Percentage is determined as follows:


     Account Shares + New Shares           =    Adjusted
     ----------------------------------         Percentage
     Total Shares + Total New Shares

         22,695         =       3.74%
     ----------------
     559,000 + 48,000


                       VI.  EFFECTIVE DATE; MISCELLANEOUS

     6.1 This Amendment shall be effective when it is signed by all of the Limited Partners and by the General Partner and shall apply to all contributions of capital made by Limited Partners after the Initial Offering of interests, as set forth in the Articles and Agreement of Limited Partnership.

     6.2 All provisions of the Partnership Agreement not specifically amended by this Amendment shall remain in full force and effect.


T. J. BERTHEL ENTERPRISES, INC.                    Date: 9/24 , 1992
                                                        ------

By:  THOMAS J. BERTHEL
     ----------------------------
     THOMAS J. BERTHEL, President

LARRY CAHILL                                       Date: 9/24 , 1992
---------------------------------                       ------
LARRY CAHILL

JON A. ROBKEN                                      Date: 10/21 , 1992
---------------------------------                       ------
JON A. ROBKEN

MICHAEL R. VALLIERE                                Date: 9/24  , 1992
---------------------------------                       ------
MICHAEL R. VALLIERE

DARLENE ELBERT                                     Date: 9/24  , 1992
---------------------------------                       ------
DARLENE ELBERT

VON L. ELBERT                                      Date: 9/24  , 1992
---------------------------------                       ------
VON L. ELBERT

RONALD O. BRENDENGEN                               Date: 9/24  , 1992
---------------------------------                       ------
RONALD O. BRENDENGEN

GREG PUGH                                          Date: 9/24  , 1992
---------------------------------                       ------
GREG PUGH

HAWKEYE INVESTMENT AND TRUST,
TRUSTEE OF VON ELBERT IRA                          Date: 9/24  , 1992
                                                        ------
By: Rick Seger VP
   ------------------------------

   ------------------------------

                                     SECOND
                             ARTICLES OF AMENDMENT
                                       OF
                              LIMITED PARTNERSHIP

                                       OF

                        T. J. BERTHEL INVESTMENT, L. P.,
                          AN IOWA LIMITED PARTNERSHIP


     THESE SECOND ARTICLES OF AMENDMENT (the "Amendment") OF LIMITED PARTNERSHIP of T. J. BERTHEL INVESTMENT, L. P., an Iowa limited partnership (the "Partnership"), are made by and among T. J. BERTHEL ENTERPRISES, INC., an Iowa corporation (the "General Partner"), and each of the Limited Partners of the Partnership as hereinafter set forth, and amend the Articles and Agreement of Limited Partnership of the Partnership dated June 30, 1992, previously amended by Articles of Amendment thereto effective October 21, 1992 (collectively, the "Partnership Agreement").


                                  I.  PURPOSE

     The purpose of this Amendment is to establish the terms and conditions for Limited Partners to withdraw from the Partnership and to receive a distribution of their pro rata share of the Partnership assets, after deducting such Limited Partners' pro rata share of accrued expenses, the costs incurred in providing for the distribution to the Limited Partners, and establishing a reserve for the cost of termination of the Partnership.


                                II.  DEFINITIONS


     2.1 All terms not otherwise defined herein shall be defined as set out in the Partnership Agreement, as amended.

     2.2 "Date of Election" means a date determined as provided in Section 3.1 by which a Limited Partner must irrevocably elect to withdraw from the Partnership.

     2.3 "All Shares" means all Shares of the common stock of Intellicall, Inc. owned by the Partnership on a Date of Election.

     2.4 "Distributed Shares" means the number of Shares obtained by multiplying All Shares by a withdrawing Limited Partner's Adjusted Percentage.

     2.5 "Distributed Cash" means the amount obtained by multiplying the Total Cash of the Partnership by the withdrawing Limited Partner's Adjusted Percentage.

     2.6 "Total Cash" means all of the cash of the Partnership on a Date of Election (not including (i) the proceeds derived from the sale of Distributed Shares pursuant to Section 3.4 and (ii) cash held by the General Partner and designated as a reserve to cover the costs of terminating the Partnership in the future), reduced by the total of all outstanding obligations of the Partnership incurred on or before the Date of Election, including, without limitation, professional fees, filing fees and loans. Total Cash may be a negative number. The amount of the reserve to cover the costs of terminating the Partnership in the future shall be established in an amount determined in the sole discretion of the General Partner.


              III.  PROCEDURE FOR WITHDRAWAL BY A LIMITED PARTNER

     3.1 The General Partner may, from time to time, notify the Limited Partners of a Date of Election. Such notice shall be given to the Limited Partners at least ten (10) days prior to the Date of Election.

     3.2 Upon receipt of a notice of a Date of Election from the General Partner, a Limited Partner may elect to withdraw from the Partnership by delivering to the General Partner on or before the Date of Election a written notification of such Limited Partner's election to withdraw from the Partnership. All Limited Partners electing to withdraw from the Partnership shall be deemed to have so elected on the Date of Election, regardless of the actual date such written election was received by the General Partner.

     3.3 The Distributed Shares and the Distributed Cash of a withdrawing Limited Partner shall be calculated as of the Date of Election.

     3.4 During the thirty (30) day period following a Date of Election, the General Partner shall sell the Distributed Shares of all withdrawing Limited Partners. The General Partner shall use its best efforts to obtain the best price possible for such Distributed Shares. If there is more than one withdrawing Limited Partner, the proceeds from the sale of all of the Distributed Shares of all withdrawing Limited Partners shall be divided pro rata among all of the withdrawing Limited Partners, based upon the withdrawing Limited Partners' Adjusted

Percentages. The proceeds of such sale of Distributed Shares, plus or minus Distributed Cash, shall be distributed pro rata to the withdrawing Limited Partners as soon as practicable after the end of such thirty (30) day period, after deducting the following:

                 (a) the expenses incurred by the General Partner and/or the
            Partnership in connection with the sale of the Distributed Shares;
            and

                 (b) compensation to be paid to the General Partner as provided in Article IV.


                               IV.  COMPENSATION

     The following sub-sections are hereby added to Section 7.6 of the Partnership Agreement:

     (h) If withdrawing Limited Partners receive a distribution as provided in
Section 3.4 of the Second Articles of Amendment, Compensation shall be determined and paid as of such date of distribution as provided in Section 7.6, but only with respect to the withdrawing Limited Partners.

     (i) The computation and allocation of Compensation to withdrawing Limited Partners is illustrated by the examples set forth below. THE EXAMPLES USE ASSUMPTIONS FOR THE PURPOSE OF ILLUSTRATION ONLY. THE NUMBERS USED IN THE EXAMPLES ARE NOT AND SHALL NOT BE CONSTRUED AS BEING PROJECTIONS OF DISTRIBUTIONS, EXPENSES, COMPENSATION OR ANY OTHER FACTOR AND THEY ARE NOT A PREDICTION OR FORECAST OF THE RESULTS OF THE BUSINESS OF THE PARTNERSHIP.

                 (i) Assumptions:  There are five Limited Partners, A, B, C, D and E, all of whom made their contribution to the Partnership as part of the initial offering. For ease of calculation and illustration, the value of each Share of Intellicall, Inc. as of June 23, 1992, is assumed to be $3.00. Limited Partner A contributed $75,000 to the Partnership, Limited Partner B contributed $150,000 to the Partnership, Limited Partner C contributed $275,000 to the Partnership, Limited Partner D contributed $50,000 to the Partnership, Limited Partner E contributed $50,000 to the Partnership. No additional contributions have been made. The Base Contribution of Limited Partner A is $75,000 ($75,000 is less than 50,000 x $3.00).
            Limited Partner A has no Excess Contribution.  The Base

            Contribution of Limited Partner B is $150,000 (50,000 x $3.00). Limited Partner B has no Excess Contribution. The Base Contribution of Limited Partner C is $150,000 (50,000 x $3.00). Limited Partner C's Excess Contribution is $125,000. The Base Contribution of Limited Partner D is $50,000 ($50,000 is less than 50,000 x $3.00). Limited Partner D has no Excess Contribution. The Base Contribution of Limited Partner E is $50,000 ($50,000 is less than 50,000 x $3.00). Limited Partner E has no Excess Contribution.

The Base Contribution, Excess Contribution, and percentage of profit of each Limited Partner, is as follows:



        Limited  Base        Excess   Percentage of Profits
        -------  -----       ------   ---------------------
        Partner
        -------
           A    $ 75,000                   12.50%
                              -0-            -0-
           B     150,000                   25.00%
                              -0-            -0-
           C     150,000                   25.00%
                          $125,000         20.83%
           D      50,000                    8.33%
                              -0-           -0-
           E      50,000                    8.33%
                              -0-           -0-
                 ----------------------------------
                     $600,000             100.00%

                 (ii) Example.  Limited Partners A, D and E elect to withdraw as of a Date of Election. On the Date of Election, the Partnership owns 550,000 shares of Intellicall. Limited Partners A, D and E together have a 29.16% interest in the profits of the Partnership. During the thirty (30) day period beginning on the Date of Election the General Partner sells 160,380 shares of Intellicall (550,000 X 29.16%) for an average sales price of Eleven Dollars ($11.00). In selling the shares, the Partnership realized $1,764,180 (160,380 X $11.00), and incurred sales expenses of $40,000, for net proceeds of $1,724,180. On the Date of Election, the Partnership had cash on hand of $50,000 and accrued but unpaid expenses of $10,000. The Partnership had incurred and paid $25,000 of expenses as of the Date of Election. No previous distributions have been made to any Limited Partner. The General Partner estimates that a reserve of $20,000 is necessary to wind up the affairs of the Partnership in the future.

     Thirty days after the Date of Election, the General Partner makes a final distribution to the withdrawing Limited Partners. The amount of distribution and compensation, and the allocation of distribution and compensation to withdrawing Limited Partners is computed as follows:

     (a) Determination of Profit:


              Distributions made to date                    $-0-
              +Proceeds from Sale of Shares            +1,764,180
              -Costs of Sale of Shares                    -40,000
              -Capital contributions of withdrawing
                 Limited Partners                        -175,000
              -29.16% of Expenses to date
                 ($25,000 X 29.16%)                        -7,290
              +Withdrawing Limited Partners' share of
                 cash on hand ($50,000 X 29.16%)          +14,580
              -Withdrawing Limited Partners' share of
                 reserve ($20,000 X 29.16%)                -5,832
              -Withdrawing Limited Partners' share of
                 incurred but unpaid expenses
                 ($10,000 X 29.16%)                        -2,916
                                                       ----------
              Profit:                                  $1,547,722


     (b) Allocation Among Withdrawing Limited Partners:

     The withdrawing Limited Partners have the following interests in the distribution to be made to withdrawing Limited Partners:


                                         Percentage of Profits
              Limited                    of withdrawing Limited
              Partner   Base     Excess        Partners
              -------   ----     ------  ----------------------

                 A      $75,000    -0-          42.86%
                 D       50,000    -0-          28.57%
                 E       50,000    -0-          28.57%
                       --------                 ------
                       $175,000                100.00%


     (c) Determination of Compensation.

     Compensation is $386,930, determined and allocated to withdrawing Limited Partners as follows:

              Limited Partner A:
              42.86% of $1,547,722 = $663,353 x 25% =     $165,838
              Limited Partner D:
              28.57% of $1,547,722 = $442,184 x 25% =     $110,546
              Limited Partner E:
              28.57% of $1,547,722 = $442,184 x 25% =     $110,546
                                                          --------

              Compensation          =                     $386,930
                                                          --------



     (d) Amount and Allocation of Distribution.

     The amount to be distributed is determined as follows:

Proceeds from sale of Shares              $1,764,180
Cash on hand                                  14,580
  Less:         Costs of Sale    $40,000
                Unpaid Expenses    2,916
                Reserve            5,832
                Compensation     386,930
                                 -------


                                            (435,678)
                                          ----------
                                          $1,343,082


The distribution will be made to withdrawing Limited Partners A, D and E as follows:

            Limited Partner A
                 (42.86% share):  $1,343,082 X 42.86% = $575,644
            Limited Partner D
                 (28.57% share):  $1,343,082 X 28.57% = $383,719
            Limited Partner E
                 (28.57% share):  $1,343,082 X 28.57% = $383,719

                 (iii) Example.  Following the distributions shown in example
            (ii), the General Partner elects to terminate the Partnership. The remaining Limited Partners are Limited Partners B and C. The 389,620 shares remaining after the sale described in example (ii) have been sold for an average price of Twelve Dollars ($12.00). In selling the shares, the Partnership realized $4,675,440 (389,620 X $12.00), and incurred sales expenses of $115,000, for net proceeds of $4,560,440. On the date of final distribution from the Partnership, the Partnership had cash on hand of $60,000 and accrued but unpaid expenses of $20,000.

            The Partnership had incurred and paid $35,000 of expenses as of the date of termination of the Partnership. No previous distributions have been made to any of the remaining Limited Partners, and none of the remaining Limited Partners have made any additional contributions to the Partnership. The General Partner estimates that a reserve of $20,000 is necessary to wind up the affairs of the Partnership in the future.

            The General Partner makes a final distribution to the Limited Partners. The amount of distribution and compensation, and the allocation of distribution and compensation to Limited Partners is computed as follows:

     (a) Determination of Profit:


Distributions made to date                            $-0-
+Proceeds from Sale of Shares                   +4,675,440
-Costs of Sale of Shares                          -115,000
-Capital contributions of
   Limited Partners                               -425,000
-Expenses to date                                  -35,000
+Cash on hand                                      +60,000
-Reserve for winding up Partnership                -20,000
-Incurred but unpaid expenses                      -20,000
                                                ----------
Profit:                                         $4,120,440


     (b) Allocation Among Limited Partners:

     The Limited Partners have the following interests in the distribution to be made to Limited Partners:


       Limited                               Percentage of Profits
       Partner         Base     Excess       of Limited Partners
       -------         ----     ------       ---------------------
         B          $150,0000     -0-                35.29%
         C            150,000                        35.29%
                                $125,000             29.42%
                    ---------------------            ------
                          $425,000                  100.00%


     (c) Determination of Compensation.

     Compensation is $848,273, determined and allocated to Limited Partners as follows:

     Limited Partner B:
     35.29% of $4,120,440 = $1,454,103 X 25% = $363,525

Limited Partner C:
     35.29% of $4,120,440 = $1,454,103 X 25% = $363,525
     29.42% of $4,120,220 = $1,212,233 X 10% = $121,223
                                               --------
Compensation =                                 $848,273
                                               --------

     (d) Amount and Allocation of Distribution.

     The amount to be distributed, not including reduction for Compensation, is determined as follows:


             Proceeds from sale of Shares               $4,675,440
             Cash on hand                                   60,000
               Less:         Costs of Sale    $115,000
                             Unpaid Expenses    20,000
                             Reserve            20,000
                                              --------

                                                          (155,000)
                                                        ----------
                                                        $4,580,440


     The distribution will be made to Limited Partners B and C as follows:


     Limited Partner B
        (35.29% share):$4,580,440 X 35.29% =                    $1,616,437
        Less Compensation                                          363,525
                                                                ----------
        Distribution to Limited Partner B:                       1,252,912

     Limited Partner C
        (64.71% share):$4,580,440 X 64.71% =                    $2,964,003
        Less Compensation                                          484,748
                                                                ----------
        Distribution to Limited Partner C:                       2,479,255



                 V.  ADJUSTMENT OF INTEREST OF LIMITED PARTNERS

     If some but not all of the Limited Partners elect to withdraw as of a Date of Election, the Adjusted Percentage interest of the remaining Limited Partners shall be further adjusted to reflect the withdrawal of all withdrawing Limited Partners.


                       VI.  EFFECTIVE DATE; MISCELLANEOUS

     6.1 This Amendment shall be effective when it is signed by all of the Limited Partners and by the General Partner.

     6.2 All provisions of the Partnership Agreement not specifically amended by this Amendment shall remain in full force and effect.


T. J. BERTHEL ENTERPRISES, INC.                 Date:                    , 1993
                                                      ------------------
By:
    ------------------------------
     THOMAS J. BERTHEL, President


                                                Date:                    , 1993
---------------------------------                     ------------------
LARRY CAHILL


                                                Date:                    , 1993
---------------------------------                     ------------------
JON A. ROBKEN



                                                Date:                    , 1993
---------------------------------                     ------------------
MICHAEL R. VALLIERE


                                                Date:                    , 1993
---------------------------------                     ------------------
DARLENE ELBERT


                                                Date:                    , 1993
---------------------------------                     ------------------
VON L. ELBERT


                                                Date:                    , 1993
---------------------------------                     ------------------
RONALD O. BRENDENGEN


                                                Date:                    , 1993
---------------------------------                     ------------------
GREG PUGH

HAWKEYE INVESTMENT AND TRUST,
TRUSTEE OF VON ELBERT IRA                       Date:                    , 1993
                                                      ------------------

By:
    -----------------------------
    -----------------------------

                                    THIRD
                             ARTICLES OF AMENDMENT
                                       OF
                              LIMITED PARTNERSHIP

                                       OF

                        T.  J.  BERTHEL INVESTMENT, L.P.
                          AN IOWA LIMITED PARTNERSHIP


     THESE THIRD ARTICLES OF AMENDMENT (the "Amendment") OF LIMITED PARTNERSHIP of T. J. BERTHEL INVESTMENT, L.P., an Iowa limited partnership (the "Partnership"), are made by and among T. J. BERTHEL ENTERPRISES, INC., an Iowa corporation (the "General Partner"), and each of the Limited Partners of the Partnership as hereinafter set forth, and amend the Articles and Agreement of Limited Partnership of the Partnership dated June 30, 1992, previously amended by Articles of Amendment thereto effective October 21, 1992, and by Second Articles of Amendment thereto effective July 1, 1993.

     The purpose of this Amendment is to expand the purpose of the Partnership and to provide for a method of compensating the General Partner for services in connection with the expanded activities of the Partnership.

     1. Section 2.4 is amended by deleting the last sentence of the first paragraph and inserting in lieu thereof the following:

     The Partnership may also make investments in companies and/or ventures ("Other Investments") other than Intellicall, Inc., as the General Partner from time to time determines.

     2. Section 7.1 is amended by deleting subparagraphs 7.1(a) and 7.1(b) and inserting in lieu thereof the following:

         (a) vote all of the Shares and all interests in Other Investments owned by the Partnership;

         (b) make all decisions regarding acquisition and disposition of Shares and Other Investments owned by the Partnership;

     3. Section 7.6, subparagraph (d) is amended by adding at the end thereof the following:

         For purposes of this Section, "distributions" shall include any distribution, whatever the source, including, without limitation, distributions resulting from investment in Shares or Other Investments.

     4. Section 13.01 is amended by deleting the first sentence thereof and inserting in lieu thereof the following:

         Notwithstanding the statement of purpose set forth in Section 2.4, the Partnership's activity with respect to Shares is limited to the acquisition, ownership and disposal of Shares for investment purposes only.

     5. This Third Amendment shall be effective when it is signed by all of the Limited Partners and by the General Partner.

     6. All provisions of this Partnership Agreement not specifically amended by this Third Amendment shall remain full force and effect.


                                            T.  J.  BERTHEL ENTERPRISES, INC.



Date:   5/23                  , 1995        By THOMAS J.  BERTHEL
-------------------------------               ---------------------------------
                                              THOMAS J.  BERTHEL, President


Date:   5/25                  , 1995          LARRY CAHILL
-------------------------------               ---------------------------------
                                              LARRY CAHILL


Date:   5/25                  , 1995          MICHAEL R.  VALLIERE
-------------------------------               ---------------------------------
                                              MICHAEL R.  VALLIERE


Date:   5/25                  , 1995          DARLENE ELBERT
-------------------------------               ---------------------------------
                                              DARLENE ELBERT


                                              HAWKEYE INVESTMENT AND TRUST,
                                              TRUSTEE OF VON ELBERT IRA


Date:   5/25                  , 1995        By RICK SEGER V.P.
-------------------------------               ---------------------------------

                                              ---------------------------------




                                      -2-